Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        INVESTORS CAPITAL HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)

                   Massachusetts                       04-3284631
            (State or other jurisdiction (I.R.S. Employer Identification No.)
                 of incorporation)

                        230 Broadway, Lynnfield, MA 01940
               (Address of Principal Executive Offices) (Zip Code)

           INVESTORS CAPITAL HOLDINGS, LTD. 2001 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 Timothy Murphy
       Investors Capital Holdings, Ltd., 230 Broadway, Lynnfield, MA 01940
                              (800) 949-1422 x 226
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                      Douglas C. Leonard, Esq., Of Counsel
        Boisseau & Dean LLP, 155 South Main Street, Providence, RI 02903

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================

                                                           Proposed Maximum           Proposed Maximum          Amount of
Title of Securities             Amount to be               Offering Price             Aggregate Offering        Registration
to be Registered                Registered (1)             Per Share (2)              Price(2)                  Fee (2)

===========================================================================================================================
Common Stock                  250,000 shares                     $3.57                   $892,500               $113.08
===========================================================================================================================

(1) This registration statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the weighted average of (i) $3.33 per share for 205,708 options outstanding under the Plan as of the date hereof; and (ii) $4.67 per share for the remaining 44,292 shares, which is the average of the high and low sales prices of the Common Stock of the Registrant reported on the American Stock Exchange on July 27, 2004.

                                EXPLANATORY NOTE

     Investors Capital Holdings, Ltd., a Massachusetts corporation (the "Company"), adopted the Investors Capital Holdings, Ltd. 2001 Equity Incentive Plan (as amended, the "Plan") on May 22, 2001. This registration statement is intended to register the issuance by the Company of 250,000 shares of the Company's $0.01 par value per share common stock ("Common Stock") pursuant to
(ii) the exercise hereafter of options previously or hereafter awarded under the Plan and (ii) the grant hereafter of Common Stock under the Plan.

     In addition, this registration statement is intended to register for reoffer and/or resale shares of Common Stock (i) that hereafter may be acquired under the Plan by persons who may be considered "affiliates" of the Company as defined by Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") and (ii) that heretofor have been acquired under the Plan and are "restricted securities" as defined by Rule 144(a)(3) under the Securities Act.

                               REOFFER PROSPECTUS



                        INVESTORS CAPITAL HOLDINGS, LTD.

                                  Common Stock
                                ($0.01 Par Value)

                              Up To 250,000 Shares


    This Prospectus relates to the resale of up to 250,000 shares of Common Stock, $0.01 par value ("Common Stock"), of Investors Capital Holdings, Ltd. (the "Company") which have been or may in the future be issued pursuant to the exercise of options awarded to date or hereafter awarded, and which in the future may be granted, under the Investors Capital Holdings, Ltd. 2001 Equity Incentive Plan (as amended, the "Plan") to, and which may be offered for resale from time to time by, certain directors and executive officers of the Company named in Annex I hereto (the "Selling Shareholders").

    The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby (hereinafter, the "Securities"). The Company will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Shareholders will pay the other costs, if any, associated with any sale of the Securities.

    The Common Stock is quoted on the American Stock Exchange under the symbol "ICH." On July 27, 2004 the last reported sale price per share of the Common Stock, as quoted on the American Stock Exchange, was $4.75.

    See "Risk Factors" on page 3 for a discussion of certain risk and other factors that should be considered by prospective investors.

                           --------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------



                  The date of this Prospectus is July 29, 2004.

                              AVAILABLE INFORMATION

    The Company has filed a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the securities (i) covered by this Prospectus, (ii) issuable upon the exercise of options previously awarded under the Plan, and (iii) issuable upon the exercise of options which may be subsequently awarded under the Plan. This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Northwest Atrium Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of such material may also be obtained from the Commission's website, located at http://www.sec.gov.


                           INCORPORATION BY REFERENCE

    The following documents of the Company heretofore filed with the Commission are hereby incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and filed June 30, 2004 pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (b) The Company's definitive proxy statement on Schedule 14A prepared in connection with the Company's Annual Meeting of Stockholders to be held on August 10, 2004 and filed July 16, 2004 pursuant to Section 14 of the Exchange Act;

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed February 7, 2001 pursuant to Section 12(b) of the Exchange Act.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Statements made herein as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                                     COMPANY

     Incorporated in July of 1995, the Company is a financial services holding company that operates primarily through its subsidiaries in two segments of the financial services industry. These two segments provide for the offering of (1) services related to corporate equity and debt securities, U.S. Government securities, municipal securities, mutual funds, variable annuities, variable life insurance, market information, internet online trading and portfolio tracking and records management and (2) financial planning services, investment advisory and asset management services and the management of two retail mutual funds.

     Our broker-dealer subsidiary, Investors Capital Corporation ("ICC"), is a National Association of Securities Dealers ("NASD") registered broker-dealer and is also registered with the Securities and Exchange Commission ("SEC"), the Municipal Securities Rule Making Board ("MSRMB") and the Securities Investor Protection Corporation ("SIPC"). Headquartered in Lynnfield, Massachusetts, ICC conducts business in all 50 states, the Commonwealth of Puerto Rico and the District of Columbia. ICC makes available multiple investment products and provides support, technology and back-office service to its network of approximately 870 independent registered representatives who sell investment products that are securities under federal and state law. In November 2003, ICC also became a registered investment advisor and had approximately $65.9 million under management as of March 31, 2004. ICC generated approximately 95% of the Company's total revenues for the fiscal year ended March 31, 2004.

     Our investment adviser subsidiary, Eastern Point Advisors, Inc. ("EPA"), provides investment advisory and asset management services through approximately 340 investment adviser representatives to the investing public through its managed asset programs. These programs involve managed portfolios of load and no-load mutual funds, variable and fixed annuities and/or individual securities. Recently EPA became the investment adviser to our two retail mutual funds and also began allowing them to be marketed by investment professionals affiliated with certain selected broker-dealers in addition to ICC. We had a total of $136.6 million under management as of March 31, 2004, and EPA contributed approximately 5% of our total revenues for the fiscal year then ended.

     Our principal offices are located at 230 Broadway, Lynnfield, MA 01940. Our telephone number is (781) 593-8565. We maintain a website at www.investorscapital.com. Information contained on our web site is for informational purposes only and is not incorporated by reference into this prospectus.


                                  RISK FACTORS

    An investment in the Common Stock offered hereby involves risk. Prospective investors should consider carefully the following risk factors, in addition to the other information contained in this Prospectus, including documents incorporated herein by reference, before purchasing the securities offered hereby.

 WE MAY INCUR LOSSES IF OUR INVESTMENT PROFESSIONALS FAIL TO COMPLY WITH REGULATORY REQUIREMENTS.

     Our investment professionals are required by law to be licensed with our subsidiaries -- the registered representatives with the broker-dealer and the investment adviser representatives and solicitors with the investment adviser. Pursuant to these requirements, these investment professionals are subject to our supervision in the area of compliance with applicable federal and state securities laws, rules and regulations, as well as the rules and regulations of self-regulatory organizations such as the NASD. The violation of any regulatory requirements by us or our investment professionals could jeopardize our broker-dealer or investment adviser license and could subject us to liability to customers.

WE DEPEND UPON THEODORE E. CHARLES AND TIMOTHY B. MURPHY AS KEY PERSONNEL. THE LOSS OF EITHER MAY ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION THROUGH THE LOSS OF SIGNIFICANT BUSINESS CONTACTS, WHICH WOULD HAVE TO BE RECREATED.

     Our success is largely dependent on the skills, experience and performance of certain key personnel; particularly Theodore E. Charles, our chairman, chief executive officer and president whose long-term relationships with our investment professionals and product sponsors has been and continues to be the driving force to our company's success, and Timothy B. Murphy, our executive vice president, treasurer and chief financial officer as well as the president of ICC and EPA. The loss of Messrs. Mr. Charles and/or Murphy could have an adverse effect on our business, financial condition and results of operations.

WE CONSTANTLY RUN THE RISK OF CUSTOMER FRAUD WHICH COULD HARM OUR EARNINGS AND PROFITS BY REQUIRING US TO EXPEND TIME, MONEY AND INCUR ACTUAL LOSS, EXPOSING US TO THE POTENTIAL FOR ARBITRATION.

     We are exposed to the risk of significant losses as a result of customer fraud. Activities such as authorizing trades and not accepting those trades if anticipated stock movement is not achieved; paying for transactions with bad funds; improperly stating investment experience, net worth and income amount and tolerance for risk, all of which could result in the expenditure of time, money and actual loss, with the latter exposing us to the potential for arbitration.

WE CONSTANTLY RUN THE RISK OF INVESTMENT PROFESSIONAL AND EMPLOYEE FRAUD AND MISCONDUCT, SOME OF WHICH MAY HAVE OCCURRED, AND ALLEGATIONS OF WHICH HAVE RESULTED IN LITIGATION. THIS COULD HARM OUR EARNINGS AND PROFITS BY CAUSING US TO EXPEND TIME AND MONEY AND TO INCUR ACTUAL LOSS, AND BY EXPOSING US TO THE POTENTIAL FOR LITIGATION AND REGULATORY SANCTIONS.

     Employees and investment professionals expose us to the risk of significant losses as a result of employee errors, investment professional misconduct and fraud. Such misconduct could include binding us to transactions that exceed authorized limits or present unacceptable risks, or hiding from us unauthorized, unsuccessful or improper activities, some which conduct may have occurred and has resulted in current litigation and the recent imposition of sanctions by the NASD. It is not always possible to deter employee or investment professional misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases.

WITHOUT THE MAINTENANCE OF ADEQUATE INTERNAL CONTROLS, OUR ABILITY TO MAKE
MONEY COULD BE SEVERELY RESTRICTED BY REGULATORY SANCTIONS BEING APPLIED AGAINST OUR BROKER-DEALER SUBSIDIARY. THIS COULD RESULT IN US PAYING SUBSTANTIAL FINES AND LIMIT OUR ABILITY TO MAKE MONEY

     In the past our broker-dealer subsidiary had not been in compliance with its required net capital reserve because of an accounting oversight relating to under-accrued commissions. These under-accrued commissions occurred in the last five days of a month where the receipt of income did not have a corresponding commission payable expense item applied against it. We made a capital infusion into our broker-dealer subsidiary in the amount of $200,000 in order to correct the net capital deficiency and, at the same time, notified the regulatory authorities of the net capital problem and our corrective action. No regulatory action was taken against our broker-dealer subsidiary. Any similar or other failure to maintain adequate accounting procedures and internal controls could result in regulatory sanctions being applied against our broker-dealer subsidiary, which sanctions could severely restrict our activities, require us to pay substantial fines and limit our ability to make money.

WE ARE CONTINUTALLY INVOLVED IN LEGAL PROCEEDINGS. IF WE ARE FOUND LIABLE
FOR SUCH CLAIMS, THIS COULD HAVE A SIGNIFICANT ADVERSE IMPACT ON OUR EARNINGS AND PROFITS.

     By the nature of our business, we are continually involved with various judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of our business. At March 31, 2004, the Company was the co-defendant in several lawsuits with claims totaling approximately $3 million. Although we currently have insurance that may limit our exposure in these cases, if we are found liable in material amounts in these or other legal proceedings, such eventuality may result in restricting the availability and/or increasing the cost of insurance against such risks and may have a significant adverse effect on our earnings and profits.

A CHANGE IN OUR CLEARING FIRM COULD RESULT IN THE INABILITY OF OUR CUSTOMERS TO TRANSACT BUSINESS IN A TIMELY MANNER DUE TO DELAYS AND ERRORS IN THE TRANSFER OF THEIR ACCOUNTS, WHICH, ON A TEMPORARY BASIS, COULD AFFECT OUR EARNINGS AND PROFITS.

     Our current clearing agreement is with Pershing, which processes most of the securities transactions for our account and the accounts of our customers. We also rely on our clearing firm for the internet trading capabilities of equity securities which is a growing portion of our business. Our agreement may be terminated by either party on ninety days written notice. A change in our clearing firm could result in the inability of our customers to transact business in a timely manner due to delays and errors in the transfer of their accounts, which, on a temporary basis, could affect our earnings and profits.

Management's ownership of common stock assures control of most corporate actions requiring a shareholder vote, including election of directors.

    The Company's executive officers beneficially own in the aggregate a majority of the Company's Common Stock. Accordingly, they collectively are able to determine the outcome of virtually all corporate actions requiring approval by the stockholders of the Company, including the election of directors.

THE COMPANY FACES VIGOROUS COMPETITION.

    The financial industry segments in which the Company and its subsidiaries operate are highly competitive, and many of our current and potential competitors have considerably greater financial, technical, marketing and other resources than are available to us.

WE HAVE NO CURRENT INTENTIONS OF PAYING DIVIDENDS.

    The Company presently intends to retain all earnings, if any, to support the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future.

INVESTORS SHOULD RECOGNIZE THE POSSIBIITY OF FUTURE VOLATILITY IN THE PRICE OF OUR COMMON STOCK.

    The market price of the Common Stock has fluctuated substantially in the past including during the last twelve months. The price of the Common Stock may be subject to fluctuations in the future in response to operating results, general market movements and other factors. In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Common Stock.


                              SELLING SHAREHOLDERS

    The table attached as Annex I hereto sets forth, as of the date of this Prospectus or a subsequent date if amended or supplemented, (a) the name of each Selling Shareholder and his or her relationship to the Company during the past three years; (b) the number of shares of Common Stock each Selling Shareholder beneficially owns (assuming that all options to acquire shares are exercisable within 60 days, which may not be the case); (c) the number of shares of Common Stock offered pursuant to this Prospectus by each Selling Shareholder; and (d) the amount and percentage of the Common Stock outstanding to be held by such Selling Shareholder after giving effect to the Offering. The information contained in Annex I may be amended or supplemented from time to time.

                                 USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the securities offered hereby.


                              PLAN OF DISTRIBUTION

     Sales of the securities offered hereby may be made on the American Stock Market or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Securities may be sold in (a) block trades in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) transactions in which a broker or dealer acts as principal and resells the securities for its account pursuant to this Prospectus, (c) exchange distributions in accordance with the rules of such exchange, and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any discounts and commissions received by them and any profit realized by them on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. There is no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the securities covered by this Prospectus.


      LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Massachusetts General Laws, our articles of organization and by-laws provide that no director will be personally liable to the Company or to its shareholders for monetary damages for breach of fiduciary duty as director, except that the limitation shall not eliminate or limit liability (1) for any breach of a director's duty of loyalty to the Company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) dealing with liability for unauthorized distributions and loans to insiders, or (4) for any transaction from which the director derived an improper personal benefit. Our articles and bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted under Massachusetts law, including circumstances in which indemnification is otherwise discretionary.

     A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions set out above. These provisions may also shield directors from liability under federal and state securities laws. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Boisseau & Dean LLP.


                                     EXPERTS

    The consolidated financial statements of Investors Capital Holdings, Ltd. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2004 have been audited by Brown & Brown, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     ANNEX I


                            SELLING SHAREHOLDERS (1)
                            ------------------------


                                                               Shares      Shares           Shares Beneficially
                                                           Beneficially    Offered        Owned After Offering: (2)
Name and Relationships to the Company                         Owned        Hereby        Number             Percentage
-------------------------------------                         -----        ------        ------             ----------
Theodore E. Charles, Chairman of the Board,
   Chief Executive Officer, President and Director         3,587,666        1,666       3,586,000               62.6%

Timothy B. Murphy, Executive Vice President,
   Treasurer, Chief Financial Officer and Director           284,566        1,667         282,900                4.9%
David R. Smith, Director                                      31,667        1,667          30,000                 *

Stephen Parker, Director                                       7,667        1,667           6,000                 *

C. Troy Shaver, Jr., Director                                  6,000        1,667           4,333                 *

James F. Twaddell                                              2,000        1,667             333                 *



*        Less than one percent.

(1) Assumes that all options held by the listed individuals are exercisable within 60 days, although certain options may not be exercisable in said time period. Shares deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days upon the exercise of an option are treated as outstanding for purposes of determining beneficial ownership by such individual.

(2) Assumes the sale of all securities offered hereby. Based upon 5,732,450 shares of Common Stock outstanding on July 29, 2004.

    NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                          -----------------------------


                                TABLE OF CONTENTS
                                                                  Page
                                                                  ----
Available Information...............................................2
Incorporation By Reference..........................................2
Company.............................................................3
Risk Factors .......................................................3
Selling Shareholders................................................5
Use of Proceeds.....................................................6
Plan of Distribution................................................6
Legal Matters.......................................................6
Experts.............................................................6
Annex I - Selling Shareholders......................................7

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and filed June 30, 2004 pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (b) The Company's definitive proxy statement on Schedule 14A prepared in connection with the Company's Annual Meeting of Stockholders to be to be held on August 10, 2004 and filed July 16, 2004 pursuant to
         Section 14 of the Exchange Act;

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed February 7, 2001 pursuant to Section 12(b) of the Exchange Act.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

    As permitted by the Massachusetts General Laws, our articles of organization and by-laws provide that no director will be personally liable to the Company or to its shareholders for monetary damages for breach of fiduciary duty as director, except that the limitation shall not eliminate or limit liability (1) for any breach of a director's duty of loyalty to the Company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) dealing with liability for unauthorized distributions and loans to insiders, or (4) for any transaction from which the director derived an improper personal benefit. Our articles and bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted under Massachusetts law, including circumstances in which indemnification is otherwise discretionary.

     A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions set out above. These provisions may also shield directors from liability under federal and state securities laws. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

Item 7. Exemption from Registration Claimed.

     Exemption from registration in connection with the issuance heretofor by the Company to Messrs. Shaver and Twaddell of a total of 656 shares of Common Stock that are restricted securities to be reoffered or resold pursuant to this Registration Statement is claimed pursuant to Section 4(2) of the Securities Act in that said issuances were pursuant to the exercise of options awarded under the Plan that did not involve any public offering.

Item 8. Exhibits.

Exhibit
Number
-----

4.1 Form of Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form SB-2 (No. 333-43664)).

4.2 Articles of Organization of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form SB-2 (No. 333-43664)).

4.3 By-laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (No. 333-43664)).

4.4* The Company's Investors Capital Holdings, Ltd. 2001 Equity Incentive Plan, as amended.

5.1* Opinion of Boisseau & Dean LLP as to legality of securities being registered.

23.1* Consent of Brown & Brown, LLP.

23.2* Consent of Shatswell, MacLeod & Company, P.C.

23.3 Consent of Boisseau & Dean LLP (contained in Exhibit 5.1 hereto).

24.1 Power of Attorney (included on the signature page).

---------------
*Filed herewith.

Item 9. Undertakings.

     A. The undersigned registrant hereby undertakes:

                  (1) (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");
                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. The foregoing notwithstanding, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Massachusetts General Laws, the articles of organization, the by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lynnfield, Commonwealth of Massachusetts, on this 29th day of July, 2004.


                        Investors Capital Holdings, Ltd.




                       By /s/ Theodore E. Charles
                          ------------------------------------------------------
                            Theodore E. Charles, Chairman of the Board,
                            Chief Executive Officer and President

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore E. Charles and Timothy B. Murphy jointly and severally as his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                                        Capacity(ies)                            Date



/s/ Theodore E. Charles        Principal Executive Officer / Director                  July 29, 2004
-----------------------
Theodore E. Charles


/s/ Timothy B. Murphy
-----------------------        Principal Financial & Accounting
Timothy B. Murphy                         Officer / Director                           July 29, 2004


/s/ Stephen Parker             Director                                                July 29, 2004
-----------------------
Stephen Parker


/s/ C. Troy Shaver, Jr.        Director                                                July 29, 2004
-----------------------
C. Troy Shaver, Jr.


/s/ David R. Smith             Director                                                July 29, 2004
-----------------------
David R. Smith


/s/ James F. Twaddell          Director                                                July 29, 2004
-----------------------
James F. Twaddell
